Exhibit 10.2

NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE
ATMOS ENERGY CORPORATION
1998 LONG-TERM INCENTIVE PLAN

Date of Grant:	March 11, 2003

Name of Optionee:	Name

Number of Shares:	Number

Price Per Share:	$21.23, which is 100% of the fair market value per share of the shares as of the date of grant as determined in accordance with the Atmos Energy Corporation 1998 Long-Term Incentive Plan

     Atmos Energy Corporation, a Texas and Virginia corporation (the “Company”) hereby grants to the above-named optionee (the “Optionee”) an option (the “Option”) to purchase from the Company, for the price per share set forth above, the number of shares of common stock (the “Stock”) of the Company set forth above pursuant to the Atmos Energy Corporation 1998 Long-Term Incentive Plan (the “Plan”). This Option is intended to be a non-qualified stock option and is not intended to constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

     The terms and conditions of the Option granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

1.     The price at which each share of Stock subject to this Option may be purchased shall be the price set forth above, subject to any adjustments that may be made pursuant to the terms of the Plan.

2.     Except as provided in Section 12 hereof and in Article 15 of the Plan with respect to a “Change in Control” of the Company, as such term is defined in Section 2.6 of the Plan, this Option may be exercised only to the extent that such Option is vested in accordance with the following table:

Number of Shares	Not Before	Not After
XX,XXX	1 year from Date of Grant	10 years from Date of Grant
XX,XXX	2 years from Date of Grant	10 years from Date of Grant
XX,XXX	3 years from Date of Grant	10 years from Date of Grant

3.     Except as provided in Section 4 hereof, this Option may not be exercised unless, at the time of exercise, the Optionee is in the employ of the Company or one of its subsidiary corporations (within the meaning of Section 424(f) of the Code, and each individually referred to herein as a “Subsidiary”).

4.     This Option shall terminate upon the earliest of the following events:

(a)	Ten (10) years from the date of this grant;

(b)	In the case of the termination of the Optionee’s employment with the Company or Subsidiary, the following rules shall apply in determining the date on which the Option shall terminate.

(i)	If the Optionee dies while employed by the Company or Subsidiary, the Option shall become fully vested at the date of death and shall terminate three (3) years after the date of death.

(ii)	If the Optionee suffers “Total and Permanent Disability” (as such term is defined in Section 2.37 of the Plan) while employed by the Company or a Subsidiary, the Option shall become fully vested at the date of the disability and shall terminate three (3) years after the date of disability.

(iii)	Upon the Optionee’s “Retirement” (as such term is defined in Section 2.30 of the Plan), the Option shall become fully vested at the date of such Retirement, as long as the Optionee shall have attained the age of 55 years at the date of Retirement, and shall terminate three (3) years after the date of Retirement.

(iv)	In all other cases, the unexercised portion of the Option to the extent vested at the date of termination of employment shall terminate on the earlier of (x) ninety days after the date of termination of employment, or (y) on the date the Option would otherwise expire pursuant to Section 2 above.

(c)	Sixty (60) days from and after a Change in Control of the Company, as provided in Section 12 hereof.

5.     (a)     During the Optionee’s lifetime, this Option may be exercised only by the Optionee, his or her guardian or representative, or other assignee as set forth below, upon the events and in accordance with the terms and conditions set forth in the Plan. This Option is generally not transferable other than by will or the laws of descent and distribution. However, this option may be transferred to (i) the spouse, children or grandchildren of the Optionee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members and the Optionee, (iii) a partnership in which such Immediate Family Members and the Optionee are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that there shall be no consideration for any such transfer. Subsequent transfers of a transferred Option shall be prohibited except those by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. The assigned portion of an Option shall be exercisable only by the person or persons who acquire a proprietary interest in the Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment, including without limitation, the terms applicable to the termination of employment of the Optionee, and shall be set forth in such documents issued to the assignee as the Company may deem appropriate. This agreement shall be binding on and enforceable against any person who is a permitted transferee under this Section 5.

        (b)     Any assignment, transfer, pledge, hypothecation or disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option that would otherwise effect a change in the ownership of the Option, shall terminate the Option; provided, however, that in the case of the involuntary levy of any attachment or similar involuntary process upon the Option, the Optionee shall have 30 days after notice thereof to cure such levy or process before the Option terminates.

6.     The Optionee (or his or her representative, guardian, devisee or heir, or other permitted assignee, as applicable) may exercise any portion of this Option that has become exercisable in accordance with the terms hereof as to all or any of the shares of Stock then available for purchase by delivering to the Company written notice specifying:

(a)	the number of whole shares of Stock to be purchased together with payment in full of the aggregate option price of such shares, provided that this Option may not be exercised for less than fifty (50) shares of Stock or the number of shares of Stock remaining subject to this Option, whichever is smaller;

(b)	the date of exercise, which must be at least three days after giving written notice;

(c)	the address to which dividends, notices, and reports are to be sent; and

(d)	the Optionee’s social security number.

7.     Payment in exercise of this Option shall be (i) in cash, certified or cashier’s check, bank draft, or money order payable to the order of the Company, free from all collection charges; (ii) by delivery of shares of Stock (including restricted stock of the Company) already owned by the Optionee and having a fair market value equal to the aggregate Option Price, or by a combination of cash and shares of Stock, in each case to the extent permitted by applicable law and not in violation of any instrument or agreement to which the Company is a party; or (iii) by delivery (including by FAX or by electronic mail) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Stock purchased upon exercise of the Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price (otherwise known as a “cashless exercise”). Only one certificate evidencing the Stock will be issued unless the Optionee otherwise requests in writing. Shares of Stock purchased upon exercise of the Option will be issued in the name of the Optionee. The Optionee shall not be entitled to any rights and privileges as a shareholder of the Company in respect of any shares of Stock covered by this Option until such shares of Stock shall have been paid for in full and issued to the Optionee.

8.     (a)     As soon as practicable after the Company receives payment for shares of Stock covered by this Option, it shall deliver a certificate or certificates representing the shares of Stock so purchased to the Optionee. Such certificate shall be registered in the name of the Optionee.

        (b)     No shares of Stock are issuable upon the exercise of any Option unless legal counsel to the Company shall be satisfied that such issuance will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws and regulations. The Committee may require, as a condition of any share issuance, that certain agreements, undertakings, representations, certificates, and other information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Any certificates for shares of Stock delivered under the Plan may be subject to such stop-transfer orders, restrictive legends, lock-up agreements, and such other restrictions as the Committee shall deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable federal or state securities law, and any agreements with an underwriter, broker, or dealer. In addition, if, at the time of the issuance of shares of Common Stock, any law, rule, regulation, or other requirement of any governmental authority or agency shall require the Company to take any action in connection with any such shares to be issued, the issuance of such shares shall be deferred until such required action is taken.

9.     This Option does not confer on the Optionee any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to determine the terms of the Optionee’s employment.

10.   This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling and are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan. All interpretations or determinations of the Committee, as the administrator of the Plan, with respect to the Plan and this Option shall be binding and conclusive upon the Optionee and his or her legal representatives with respect to any question arising hereunder.

11.     Except as otherwise provided in the Plan, the Company may make such provisions as it may deem appropriate for the withholding of any taxes which the Company determines it is required to withhold in connection with any grant pursuant to the Plan. The Optionee agrees that the full amount of the taxes which are required to be withheld shall be deposited with the Company prior to the distribution to the Optionee of any stock certificates. If not otherwise withheld from other compensation, the applicable withholding taxes shall be payable to the Company in full in cash, or its equivalent, or, to the extent permitted by applicable law and not in violation of any instrument or agreement to which the Company is a part by delivery of shares of Stock (not subject to any security interest or pledge) valued at fair market value at time of exercise, or by combination of the foregoing, or in any other form of payment acceptable to the Committee. The Company reserves the right to require any shares of Stock delivered by the Optionee in full or partial payment of the withholding taxes to be limited to those shares of Stock already owned by the Optionee for at least six (6) months.

12.     Notwithstanding any other provision hereof or any provision of the Plan, in the event of a Change in Control, as defined in Section 2.6 of the Plan, if all or any portion of this Option is unvested as of the date such Change in Control is determined to have occurred, during the 60-day period from and after a Change in Control (the “Exercise Period”), the Optionee will be required to surrender the unvested portion of this Option in exchange for a cash payment equal to the amount by which the then Fair Market Value of the shares of the Company’s Stock subject to the unvested portion of this Option exceeds the exercise price of the unvested portion of this Option (“Limited Stock Appreciation Right”). The cash payment made by the Company in settlement of the unvested portion of this Option shall satisfy all terms and conditions of this Limited Stock Appreciation Right, and the underlying unvested portion of this Option shall have been cancelled in consideration of the settlement of the Limited Stock Appreciation Right. To the extent that the exercise price of the unvested portion of this Option exceeds the Fair Market Value of the Company’s Stock during and at the close of the Exercise Period, then such Limited Stock Appreciation Right and unvested portion of this Option shall be automatically terminated and void on the last day of the Exercise Period.

13.     The Optionee acknowledges and agrees that any powers, rights or responsibilities of the Company set forth herein may be delegated to and exercised by the Committee as defined in and as permitted under the Plan.

14.     All notices hereunder to the parties to this Non-Qualified Stock Option Agreement shall be delivered or mailed to the following addresses:

     If to the Company:
     Atmos Energy Corporation
     1800 Three Lincoln Centre
     5430 LBJ Freeway
     Dallas, TX 75240
     Attention: Vice President, Human Resources

     If to the Optionee:
     XXXXXXX
     XXXXX
     XXXXXXXXXXXXX

     Such addresses for the service of notices may be changed at any time provided notice of such change is furnished in advance to the other party.

15.     This Non-Qualified Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Texas without application of the conflict of laws principles thereof, except to the extent preempted by federal law, which shall govern to such extent.

16.     This Non-Qualified Stock Option Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

17.     This Non-Qualified Stock Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

     IN WITNESS WHEREOF, the undersigned have caused this Non-Qualified Stock Option Agreement to be duly executed as of the date first above written.

ATMOS ENERGY CORPORATION
By:
Robert W. Best
Chairman, President and CEO

OPTIONEE: